Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our reports dated February 24, 2010 relating to the financial statements of Portland General Electric Company (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Portland, Oregon

November 18, 2010